Exhibit 4.2

INVITATION HOMES OPERATING PARTNERSHIP LP

INVITATION HOMES INC.,

INVITATION HOMES OP GP LLC

AND

IH MERGER SUB, LLC,

AS PARENT GUARANTORS,

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 6, 2021

TO INDENTURE DATED AUGUST 6, 2021

$650,000,000

OF

2.000% SENIOR NOTES DUE 2031

i

ii

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is entered into as of August 6, 2021 among Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Company”), Invitation Homes Inc., a Maryland corporation (the “Parent”), Invitation Homes OP GP LLC, a Delaware limited liability company (the “General Partner”), IH Merger Sub, LLC, a Delaware limited liability company (“IH Merger Sub” and, together with the Parent and the General Partner, the “Parent Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Parent Guarantors have delivered to the Trustee an Indenture, dated as of August 6, 2021 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities in one or more Series;

WHEREAS, Section 2.2 of the Base Indenture provides for various matters with respect to any Series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, each of the Company and each of the Parent Guarantors desires to execute this First Supplemental Indenture to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 2.000% Senior Notes due 2031 (the “Notes”), in an initial aggregate principal amount of $650,000,000;

WHEREAS, the board of directors of the Parent, on behalf of the Parent and in its capacity as the sole member of each of IH Merger Sub and of the General Partner, as the sole general partner of the Company, has duly adopted resolutions authorizing the Company and each Parent Guarantor to execute and deliver this First Supplemental Indenture; and

WHEREAS, all of the other conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

THEREFORE, for and in consideration of the premises and the purchase of the Series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows:

ARTICLE I.

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.1    Relation to Base Indenture.

This First Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Section 1.2    Definitions.

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)	Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture; and

(b)

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

“Acquired Debt” means Debt of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.3, 2.7 and 8.1 hereof, as part of the same Series as the Initial Notes.

“Adjusted Treasury Rate” means, with respect to any Redemption Date: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date. The Adjusted Treasury Rate shall be calculated by the Company on the third Business Day preceding the date the notice of redemption is given.

“Annual Service Charge” means, for any period, without duplication, the maximum amount that is payable for interest expense on, and the amortization during such period of any original issue discount of, the Parent’s and its Subsidiaries’ Debt in such period, but excluding: (1) interest reserves funded from the proceeds of any loan; (2) amortization of deferred financing costs, including gains or losses on early extinguishment of debt; (3) prepayment penalties; (4) non-cash swap ineffectiveness charges; and (5) any expenses resulting from the discounting of any indebtedness or fair value adjustments of interest rate hedges in connection with the application of purchase accounting in connection with any acquisition.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” means a Company Order to the Trustee to authenticate and deliver the Notes, signed in the name of the Company by the General Partner by an Officer of the General Partner.

“Bankruptcy Law” shall have the meaning ascribed thereto in Section 7.1.

“Business Day” means any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, outstanding as of any date, including all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Company Order” means a written order signed in the name of the Company by the General Partner by an Officer of the General Partner.

“Comparable Treasury Issue” means, with respect to any Redemption Date, the U.S. Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Confidential Datasite” shall have the meaning ascribed thereto in Section 6.5.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations of the Parent and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(a)	interest expense on Debt of the Parent and its Subsidiaries;

(b)	provision for taxes of the Parent and its Subsidiaries based on income;

(c)	impairment losses;

(d)

depreciation and amortization including, without limitation, amortization of debt discount, premium and deferred financing costs and amortization of right-of-use assets associated with finance leases of property;

(e)	credit losses and gains recognized on financial assets and certain other instruments not measured at fair value;

(f)

extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, or any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed), casualty gains and losses and severance);

(g)	gains and losses resulting from the extinguishment of debt;

(h)	the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period;

(i)	gains or losses on derivative financial instruments;

(j)	non-controlling interests (other than with respect to cash dividends and distributions actually received and included in the definition of “Earnings from Operations” as set forth below);

(k)	all other non-cash items (including, without limitation, amortization of deferred charges, share-based compensation expense and provisions for unrealized gains and losses); and

(l)

with regard to unconsolidated real estate joint ventures, plus amounts which have been deducted and minus amounts which have been added for the activity types referred to above (excluding interest expense) included in arriving at equity in income of unconsolidated entities.

“Debt” of the Parent or any of its Subsidiaries means any indebtedness of the Parent or any of its Subsidiaries, excluding any accrued expense or trade payable, whether or not contingent, in respect of:

(a)	borrowed money evidenced by bonds, notes, debentures or similar instruments;

(b)

indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Parent or any of its Subsidiaries, but only to the extent of the lesser of (1) the amount of indebtedness so secured and (2) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Parent or any of its Subsidiaries;

(c)

the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and drawn or amounts representing the balance deferred and unpaid of the purchase price of any property, or all conditional sale obligations or obligations under any title retention agreement; or

(d)

any lease of property by the Parent or any of its Subsidiaries as lessee that is reflected on the Parent’s consolidated balance sheet and classified as a finance lease in accordance with GAAP; provided, however, that in the case of this clause, Debt excludes operating lease liabilities on a Person’s balance sheet in accordance with GAAP;

and to the extent, in the case of items of indebtedness under clause (a) and clause (c) immediately above, that any such items (other than letters of credit) would appear as a liability on the Parent’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Parent or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Parent or any of its Subsidiaries); provided, however, that the term “Debt” shall not include: (1) Permitted Non-Recourse Guarantees of the Parent or any of its Subsidiaries until they become primary obligations of, and payments are due and required to be made thereunder by, the Parent or any of its Subsidiaries; or (2) any Debt or other obligations evidenced pursuant to security certificates issued in connection with securitization transactions and retained for risk retention purposes to the extent that (a) such security certificates are issued by Persons other than the Parent and all of the Subsidiaries of the Parent, (b) such security certificates are held by the Parent or a Subsidiary of the Parent and (c) such Debt and other obligations are included as “Liabilities” on the Parent’s balance sheets.

“Defaulted Interest” shall have the meaning ascribed thereto in Section 2.5.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes, The Depository Trust Company and any successor thereto.

“Earnings from Operations” means, for any period, net income excluding gains and losses on sales of assets and investments (including investments in unconsolidated joint ventures), net, as reflected in the financial statements of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Parent or any of its Subsidiaries securing Debt, other than a Permitted Encumbrance.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning ascribed thereto in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 3.2(f), which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the Indenture.

“Guarantee” shall have the meaning ascribed thereto in Section 5.1(a).

“Guarantors” means collectively the Subsidiary Guarantors, if any, and the Parent Guarantors.

“Holders” shall have the meaning ascribed thereto in Section 2.4.

“Indenture” means the Base Indenture, as supplemented by this First Supplemental Indenture, and as further supplemented, amended or restated.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $650,000,000 aggregate principal amount of Notes issued under this First Supplemental Indenture on the date hereof.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Interest Payment Date” shall have the meaning ascribed thereto in Section 2.4.

“Non-Recourse Debt” means Debt of a joint venture or Subsidiary of the Company (or an entity in which the Company is the general partner or managing member) that is directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower and is non-recourse to the Parent or any Subsidiary of the Parent (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower); provided further that, if any such Debt is partially recourse to the Parent or any Subsidiary of the Parent (other than pursuant to a Permitted Non-Recourse Guarantee and other than with respect to the joint venture or Subsidiary of the Company (or entity in which the Company is the general partner or managing member) that is the borrower) and therefore does not meet the criteria set forth above, only the portion of such Debt that does meet the criteria set forth above shall constitute “Non-Recourse Debt.”

“Note Guarantee” means the Guarantee by each of the Parent Guarantors of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Base Indenture and this First Supplemental Indenture, and the Guarantee by any Subsidiary Guarantor, if any, executed pursuant to the provisions of the Base Indenture, this First Supplemental Indenture, the form of supplemental indenture attached hereto as Exhibit B and any Notation of Guarantee.

“Notes” has the meaning assigned to it in the preamble to this First Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Executive Vice President or Vice President of any Parent Guarantor, as the case may be.

“Officers’ Certificate” means a certificate signed by any two Officers of the General Partner on behalf of the Company or any two Officers of any Parent Guarantor, as applicable.

“Opinion of Counsel” means a written opinion of legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or any Parent Guarantor. The opinion may contain customary limitations, conditions and exceptions.

“Par Call Date” means May 15, 2031 (three months prior to the Stated Maturity of the Notes).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Encumbrances” means operating leases, Encumbrances securing taxes, assessments and similar charges, mechanics’ liens and other similar Encumbrances.

“Permitted Non-Recourse Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements, carve-out guarantees or pledges of the equity interests in the borrower) under such Non-Recourse Debt in the ordinary course of business of the Parent or any of its Subsidiaries in financing transactions that are directly or indirectly secured by real estate assets or other real estate-related assets (including Capital Stock) of a joint venture or Subsidiary of the Parent (or an entity in which the Company is the general partner or managing member), in each case that is the borrower in such financing, but is non-recourse to the Parent or any of its other Subsidiaries, except for such completion or budget guarantees, indemnities or other guarantees (including by means of separate indemnification agreements or carve-out guarantees or pledges of the equity interests in the borrower) as are consistent with customary industry practice (such as environmental indemnities and recourse triggers based on violation of transfer restrictions and other customary exceptions to non-recourse liability).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer.

“Quotation Agent” means, with respect to any Redemption Date, the Reference Treasury Dealer appointed by the Company.

“Record Date” shall have the meaning ascribed thereto in Section 2.4.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Sections 4.1 and 4.2.

“Redemption Price” shall have the meaning ascribed thereto in Section 4.1.

“Reference Treasury Dealer” means, with respect to any Redemption Date, each of (1) J.P. Morgan Securities LLC, (2) BofA Securities, Inc., (3) Wells Fargo Securities, LLC or (4) any one other Primary Treasury Dealer selected by the Company; provided, however, that if any of the Reference Treasury Dealers referred to in clause (1), (2) or (3) above ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the notice of such Redemption Date.

“Remaining Life” means, with respect to any Notes to be redeemed, the remaining term of such Notes to be re redeemed, calculated as if the maturity date of such Notes were the Par Call Date.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means, on any date of determination, each Subsidiary or group of Subsidiaries of the Parent (other than the Company, the General Partner and IH Merger Sub) whose total assets as of the last day of the then most recently ended fiscal quarter were equal to or greater than $250,000,000, calculated in accordance with GAAP (it being understood that all such calculations shall be determined in the aggregate for all Subsidiaries of the Parent (other than the Company, the General Partner and IH Merger Sub) subject to any of the events specified in Sections 7.1(d), 7.1(f), 7.1(g) and 7.1(h)).

“Stated Maturity” shall have the meaning ascribed thereto in Section 2.4(c).

“Subsidiary” means, with respect to any Person, a corporation, partnership, trust, joint venture, limited liability company or other entity the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person and which is required to be consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

“Subsidiary Guarantor” shall have the meaning ascribed thereto in Section 6.8.

“Total Assets” means, as of any date, the sum of (1) Undepreciated Real Estate Assets and (2) all of the Parent’s and its Subsidiaries’ other assets, in each case, excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles and, in each case, determined on a consolidated basis in accordance with GAAP; provided, however, that “Total Assets” does not include assets evidenced pursuant to security certificates issued in connection with securitization transactions and retained for risk retention purposes to the extent that (a) such security certificates are issued by Persons other than the Parent and all of the Subsidiaries of the Parent, (b) such security certificates are held by the Parent or a Subsidiary of the Parent and (c) such assets are included as assets on the Parent’s balance sheets.

“Total Unencumbered Assets” means the sum of the Parent’s and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all of the Parent’s and its Subsidiaries’ other assets, excluding accounts receivable, right-of-use operating lease assets and non-real estate intangibles, in each case not subject to an Encumbrance; provided, however, that “Total Unencumbered Assets” does not include (1) investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities and (2) assets evidenced pursuant to security certificates issued in connection with securitization transactions and retained for risk retention purposes to the extent that (a) such security certificates are issued by Persons other than the Parent and all of the Subsidiaries of the Parent, (b) such security certificates are held by the Parent or a Subsidiary of the Parent and (c) such assets are included as assets on the Parent’s balance sheets.

“Triggering Indebtedness” means Debt under the Amended and Restated Revolving Credit and Term Loan Agreement, dated December 8, 2020, by and among the Company, as borrower, Bank of America, N.A., as administrative agent, and the other lending institutions that are parties thereto, as it may be amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, refunded or replaced (in whole or in part, including with any new credit agreement or facility) from time to time.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets, loans secured by real estate assets, right-of-use assets associated with leases of property required to be reflected as finance leases on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP and related intangibles of the Parent and its Subsidiaries on such date, before depreciation and amortization charges, determined on a consolidated basis in accordance with GAAP; provided, however, that “Undepreciated Real Estate Assets” shall not include right-of-use assets associated with leases of property required to be reflected as operating leases on the balance sheet of the Parent and its Subsidiaries in accordance with GAAP.

“Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation.

“Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation.

“Unsecured Debt” means Debt of the types described in clauses (a) and (c) of the definition thereof that is not secured by any mortgage, pledge, lien, charge or security interest of any kind upon any of the properties of the Parent or any of its Subsidiaries.

ARTICLE II.

TERMS OF THE SECURITIES

Section 2.1    Title of the Securities.

There shall be a Series of Securities designated the “2.000% Senior Notes due 2031.”

Section 2.2    Price.

The Initial Notes shall be issued at a public offering price of 98.396% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

Section 2.3    Limitation on Initial Aggregate Principal Amount; Further Issuances.

The aggregate principal amount of the Notes initially shall be limited to $650,000,000. The Company may, without notice to or consent of the Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of the Indenture.

Nothing contained in this Section 2.3 or elsewhere in this First Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Section 3.2 of this First Supplemental Indenture or Sections 2.8, 2.11, 3.6 or 9.6 of the Base Indenture.

Section 2.4    Interest and Interest Rates; Stated Maturity of Notes.

(a)    The Notes shall bear interest at the rate of 2.000% per year. Interest on the Notes will accrue from August 6, 2021 or the most recent Interest Payment Date to which interest has been paid or provided for, and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2022 (each such date being an “Interest Payment Date”), to the persons in whose names the Notes are registered in the security register (the “Holders”) at the close of business on the February 1 or August 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each such date being a “Record Date”). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)    If any Interest Payment Date, Stated Maturity or Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, until the next Business Day.

(c)    The Stated Maturity of the Notes shall be August 15, 2031 (the “Stated Maturity”).

Section 2.5    Method of Payment.

Principal, premium, if any, and interest shall be payable at the Corporate Trust Office of the Trustee, initially located at 13737 Noel Road, Suite 800, Dallas, TX 75240. The Company shall pay interest (1) on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the security register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or (2) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)    The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the receipt by the Trustee of such notice, unless the Trustee shall agree to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall agree to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent to each Holder at its address as it appears in the security register, not less than 10 calendar days prior to such special record date (unless the Trustee shall agree to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.5.

(b)    The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.6    Currency.

Principal and interest on the Notes shall be payable in U.S. Dollars.

Section 2.7    Additional Notes.

The Company will be entitled, without the consent of any Holders of the Notes, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order to the Trustee, and subject to its compliance with Section 6.1, to issue Additional Notes under the Indenture that will have identical terms to the Initial Notes issued on the date of the Indenture other than with respect to the date of issuance, issue price, the date from which interest thereon shall begin to accrue and, if applicable, the initial Interest Payment Date; provided, however, that if such Additional Notes will not be fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Such Additional Notes will rank equally and ratably in right of payment and will be treated as a single series for all purposes under the Indenture.

With respect to any Additional Notes, the Company will set forth in a Board Resolution of the sole member of the General Partner acting on behalf of the Company and an Officers’ Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b)    the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.8    Redemption.

The Notes may be redeemed at the option of the Company prior to the Stated Maturity as provided in Article IV.

Section 2.9    No Sinking Fund.

The provisions of Article XI of the Base Indenture shall not be applicable to the Notes.

Section 2.10    Registrar and Paying Agent.

The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

ARTICLE III.

FORM OF THE SECURITIES

Section 3.1    Global Form.

The Notes shall initially be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, subject to Sections 2.7 and 2.14 of the Base Indenture. So long as the Depositary, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

The Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this First Supplemental Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A hereto. The Company shall execute and the Trustee shall, in accordance with Section 2.3 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company, the Parent Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Participants of the Depositary shall have no rights either under the Indenture or with respect to the Global Notes. The Depositary or its nominee, as applicable, may be treated by the Company, the Parent Guarantors, the Trustee and any agent of the Company, the Parent Guarantors or the Trustee as the absolute owner and Holder of such Global Notes for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Parent Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as applicable, or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

Section 3.2    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)    such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of the notification to the Company or of the Company becoming aware of the Depositary ceasing to be so registered;

(2)    the Company executes and delivers to the Trustee an Officers’ Certificate to the effect that such Global Note shall be so exchangeable; or

(3)    upon request from such Depositary if there shall have occurred and be continuing an Event of Default with respect to such Global Note.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 2.8 and 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(b) or (c).

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.2(b)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

both:

(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

both:

(C)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this First Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g).

(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(b)(2) and written notice to the Trustee, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g) hereof, and the Company will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous sentence at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 3.2, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon the written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.2(e). A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legend. Each Global Note issued under the Indenture, unless specifically stated otherwise in the applicable provisions of the Indenture, will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF INVITATION HOMES OPERATING PARTNERSHIP LP (THE “COMPANY”) AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11 and 9.6 of the Base Indenture and Section 4.3 of this First Supplemental Indenture).

(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)    Neither the Registrar nor the Company will be required:

(A)    to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen days before the delivery of a notice of redemption of the Notes selected for redemption under Article IV and ending at the close of business on the day of such delivery;

(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.1 hereof.

(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.2 to effect a registration of transfer or exchange may be submitted by facsimile.

(i)    In connection with any proposed transfer outside the book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(j)    None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k)    None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.

ARTICLE IV.

REDEMPTION OF NOTES

The provisions of Article III of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes.

Section 4.1    Optional Redemption of Notes.

The Company shall have the right to redeem the Notes at its option and in its sole discretion, at any time or from time to time prior to the Par Call Date, in whole or in part, at a redemption price (the “Redemption Price”) in cash calculated by the Company and equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 15 basis points (0.15%), plus, in each case, accrued and unpaid interest thereon to, but not including, the Redemption Date; provided, however, that if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption). Notwithstanding the foregoing, the Company shall have the right to redeem the Notes at its option and in its sole discretion, at any time or from time to time, in whole or in part on or after the Par Call Date and, if the Notes are redeemed on or after the Par Call Date, the Redemption Price in cash will be equal to 100% of the principal amount of the Notes being redeemed plus unpaid interest, if any, accrued thereon to, but not including, the Redemption Date; provided, however, that if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption). The Company shall not redeem the Notes pursuant to this Section 4.1 on any date the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded or cured on or prior to such date.

Section 4.2    Notice of Optional Redemption, Selection of Notes.

(a)    In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 4.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed, or sent by electronic transmission, a notice of such redemption not fewer than fifteen calendar days but not more than sixty calendar days prior to the Redemption Date to each Holder of Notes to be redeemed at its last address as the same appears on the security register; provided that if the Company makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Company. Such mailing shall be by first class mail or by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or electronic submission or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(b)    Each such notice of redemption shall specify: (1) the aggregate principal amount of Notes to be redeemed; (2) the CUSIP number or numbers of the Notes being redeemed; (3) the Redemption Date (which shall be a Business Day); (4) the Redemption Price at which Notes are to be redeemed; (5) the place or places of payment and that payment will be made upon presentation and surrender of such Notes; and (6) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Note in principal amount equal to the unredeemed portion thereof will be issued.

(c)    On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 4.2, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 4.2 in excess of amounts required hereunder to pay the Redemption Price (it being acknowledged that the Trustee has no obligation to invest any such deposit).

(d)    If less than all of the outstanding Notes are to be redeemed, the Trustee will select, on a pro rata basis, by lot or such other method it deems fair and appropriate or as required by the Depositary for Global Notes, subject to Applicable Procedures (in the case of Global Notes), the Notes or portions thereof of the Global Notes or the Notes in certificated form to be redeemed (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof). The Notes (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 4.3    Payment of Notes Called for Redemption by the Company.

(a)    If notice of redemption has been given as provided in Section 4.2, the Notes or portion of Notes with respect to which such notice has been given shall become due and payable and if the Paying Agent holds funds sufficient to pay the Redemption Price of the Notes on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Company defaults in the payment of the Redemption Price, then on and after such date (1) such Notes will cease to be outstanding, (2) interest will cease to accrue on any Notes called for redemption at the Redemption Date, (3) on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price) such Notes shall cease to be entitled to any benefit or security under the Indenture and (4) the Holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date. Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not the Notes in certificated form, together with necessary endorsements, are delivered to the Paying Agent; provided, however, if the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Notes for redemption).

(b)    Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

ARTICLE V.

GUARANTEE

Sections 5.1, 5.2, 5.3 and 5.4 hereof shall replace Sections 12.1, 12.2 and 12.3 of the Base Indenture with respect to the Notes and the Note Guarantee. Section 5.5 shall supersede clause (a)(i)(A) of Section 12.4 of the Base Indenture; provided that the remaining provisions of Section 12.4 of the Base Indenture shall remain in full force and effect.

Section 5.1    Note Guarantee.

(a)    Subject to this Article V, for value received, each Guarantor hereby fully and unconditionally guarantees, on a joint and several basis (each a “Guarantee”), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(1)    the principal of, premium, if any, and interest, if any, on the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, and interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes (including fees and expenses of counsel) will be promptly paid in full or performed, all in accordance with the terms under the Indenture or the Notes; and

(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    Each Guarantor hereby agrees that its obligations under the Indenture and the Notes are full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of the Indenture or the Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Each Guarantor hereby agrees that in the event of a default in payment of the principal of or interest on the Notes entitled to the Guarantee, whether at the Stated Maturity or upon acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.7 of the Base Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against such Guarantor to enforce the Guarantee without first proceeding against the Company. Each Guarantor hereby (1) waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever, (2) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (3) covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or such Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VII, such obligations (whether or not due and payable) will forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

Section 5.2    Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 5.1, each Guarantor hereby agrees that this First Supplemental Indenture and a Notation of Guarantee will be executed on its behalf by one of its Officers and such Notation of Guarantee shall be affixed to the Notes. If an Officer whose signature is on this First Supplemental Indenture or Notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Notation of Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this First Supplemental Indenture on behalf of such Guarantor.

Section 5.3    Limitation of Guarantor’s Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

Section 5.4    Application of Certain Terms and Provisions to the Guarantors.

(a)    For purposes of any provision of the Indenture which provides for the delivery by any Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.2 shall apply to such Guarantor as if references therein to the Company or Parent Guarantor, as applicable, were references to such Guarantor.

(b)    Any notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on any Guarantor may be given or served as described in Section 10.2 of the Base Indenture as if references therein to the Company were references to such Guarantor.

(c)    Upon any demand, request or application by any Guarantor to the Trustee to take any action under the Indenture, such Guarantor shall furnish to the Trustee such Officers’ Certificate and Opinion of Counsel as are required in Section 10.1 as if all references therein to the Company were references to such Guarantor.

Section 5.5    Release of Guarantee of a Subsidiary Guarantor.

(a)    A Subsidiary Guarantor will be automatically released and relieved from its obligations under its Guarantee and the Indenture, any supplemental indenture and Notation of Guarantee, in the following circumstances:

(1)    such Subsidiary Guarantor no longer guaranteeing or otherwise being an obligor (or which guarantee or obligation is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor from its Guarantee of the Notes) in respect of Triggering Indebtedness, provided that any release of such Subsidiary Guarantor’s Guarantee pursuant to this Section 5.5(a)(1) will not limit the obligation of such Subsidiary Guarantor to Guarantee the Notes at any time after such release if such Subsidiary subsequently, directly or indirectly, guarantees, or otherwise becomes obligated in respect of, Triggering Indebtedness;

(2)    such Subsidiary Guarantor consolidating with, merging into or transferring all of its properties or assets to another Guarantor, and as a result of, or in connection with, such transaction such Subsidiary Guarantor dissolves or otherwise ceases to exist;

(3)    if the Company exercises its legal defeasance option or its covenant defeasance option with respect to the Notes (as provided in Section 8.3 and Section 8.4, respectively, of the Base Indenture) or if the Company’s obligations under the Indenture with respect to the Notes are discharged in accordance with the terms of the Indenture (as provided in Section 8.1 of the Base Indenture);

(4)    upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or

(5)    upon the sale or disposition of all or substantially all of the assets of such Subsidiary Guarantor;

provided, however, that in the case of Section 5.5(a)(4) and Section 5.5(a)(5) above, (1) such sale or other disposition is made to a person other than the Parent or any of its other Subsidiaries and (2) such sale or disposition is otherwise permitted by the Indenture.

ARTICLE VI.

ADDITIONAL COVENANTS

Section 6.3(a) hereof shall replace Article V of the Base Indenture with respect to the Notes. The covenants set forth in Sections 4.1, 4.3 and 4.4 of the Base Indenture and the following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding.

Section 6.1    Limitations on Incurrence of Debt.

(a)    Aggregate Debt Test. The Parent will not, and will not permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of such additional Debt on a pro forma basis, the aggregate principal amount of all the Parent’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 65% of the sum of (without duplication):

(1)    the Parent’s Total Assets as of the end of the latest fiscal quarter covered in the Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the Trustee) prior to the incurrence of such additional Debt; and

(2)    the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any debt or securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

(b)    Debt Service Test. The Parent will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)    such Debt and any other Debt incurred by the Parent or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt since the first day of such period, had occurred at the beginning of such period;

(2)    the repayment or retirement of any other Debt (other than Debt repaid or retired with the proceeds of any other Debt, which repayment or retirement shall be calculated pursuant to Section 6.1(b)(1) and not this Section 6.1(b)(2)) by the Parent or its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period);

(3)    in the case of Acquired Debt or Debt incurred by the Parent or any of its Subsidiaries in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4)    in the case of any acquisition or disposition by the Parent or any of its Subsidiaries of any asset or group of assets in one transaction or a series of related transactions in excess of $100 million since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described in this Section 6.1 or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate (to the extent such Debt has been hedged to bear interest at a fixed rate, only the portion of such Debt, if any, that has not been so hedged), then, for purposes of calculating the Annual Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average interest rate that would have been in effect during the entire such period had been the applicable rate for the entire such period.

(c)    Maintenance of Total Unencumbered Assets. The Parent and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Parent and its Subsidiaries on a consolidated basis.

(d)    Secured Debt Test. The Parent will not, and will not permit any of its Subsidiaries to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the Parent’s property or the property of any of its Subsidiaries, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Parent’s outstanding Debt and the outstanding Debt of its Subsidiaries on a consolidated basis that is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on the Parent’s property or the property of any of its Subsidiaries is greater than 40% of the sum of (without duplication):

(1)    the Parent’s Total Assets as of the end of the latest fiscal quarter covered in the Parent’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, furnished to the Trustee) prior to the incurrence of such additional Debt; and

(2)    the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any debt or securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Parent or any of its Subsidiaries since the end of such fiscal quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

For purposes of this Section 6.1, Debt shall be deemed to be “incurred” by the Parent or any of its Subsidiaries whenever the Parent or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Furthermore, nothing in the covenants described under this Section 6.1 shall prevent the incurrence by the Parent or any of its Subsidiaries of Debt between or among the Parent or any of its Subsidiaries.

Section 6.2     Existence.

Except as permitted by Section 6.3, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises, each Parent Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises and each Subsidiary Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises; provided, however, that none of the Company, any Parent Guarantor or any Subsidiary Guarantor will be required to preserve any right or franchise if the Parent determines that the preservation of the right or franchise is no longer desirable in the conduct of the Company’s, such Parent Guarantor’s or such Subsidiary Guarantor’s business, as the case may be.

Section 6.3     Merger, Consolidation or Sale.

(a)    The Company and any Parent Guarantor may consolidate with, or sell, lease or convey all or substantially all of its respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

(1)    the Company or any Parent Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Company or such Parent Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and, in the case of the Company, shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture or, in the case of any Parent Guarantor, shall expressly assume by supplemental indenture the payment of all amounts due under its Guarantee of the Notes and the due and punctual performance and observance of all of the covenants and conditions of a Parent Guarantor in the Indenture and the Guarantee, as the case may be;

(2)    immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)    an Officers’ Certificate and Opinion of Counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the Indenture shall be delivered to the Trustee.

Notwithstanding Section 6.3(a) above, any Subsidiary of any Parent Guarantor (including any such Subsidiary that is a Parent Guarantor, but other than the Company) may consolidate with, merge into or transfer all or part of its properties to such Parent Guarantor and neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs of this Section 6.3(a), but not a lease, in which the Company and/or any Parent Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Company and/or such Parent Guarantor, as the case may be, and the Company and/or such Parent Guarantor, as the case may be, shall be discharged from its or their obligations under the Indenture and the Notes or the Guarantee, as applicable.

(b)    Each Subsidiary Guarantor may consolidate with, or sell, lease or convey all or substantially all of such Subsidiary Guarantor’s respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

(1)    such Subsidiary Guarantor shall be the continuing entity, or the successor entity (if other than such Subsidiary Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture the payment of all amounts due under its Guarantee of the Notes and the due and punctual performance and observance of all of the covenants and conditions of such Subsidiary Guarantor in the Indenture and the Guarantee, as the case may be; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another person (other than to a Parent Guarantor or an affiliate of such Parent Guarantor), whether through a merger, consolidation or sale of capital stock or has sold, leased or conveyed all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

(2)    immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)    an Officers’ Certificate and Opinion of Counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the Indenture shall be delivered to the Trustee.

Notwithstanding Section 6.3(b) above, any Subsidiary of any Subsidiary Guarantor (including any such Subsidiary that is a Subsidiary Guarantor) may consolidate with, merge into or transfer all or part of its properties to such Subsidiary Guarantor and neither an Officers’ Certificate nor an Opinion of Counsel shall be required to be delivered.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs of this Section 6.3(b), but not a lease, in which such Subsidiary Guarantor is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor, and such Subsidiary Guarantor shall be discharged from its obligations under its Guarantee and the Indenture.

(c)    This Section 6.3 shall not apply to:

(1)    a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among any Parent Guarantor, the Company or any Subsidiary Guarantor; provided, however that the foregoing clause shall not apply to any merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets involving the Company where the Company is not the continuing entity or the successor entity; or

(2)    a merger between any Parent Guarantor or any of its Subsidiaries, respectively, and an affiliate of such Parent Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing the Parent Guarantor or such Subsidiary in another state of the United States.

Section 6.4     Payment of Taxes and Other Claims.

The Company and the Parent will each pay or discharge or cause to be paid or discharged before it becomes delinquent: (a) all material taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and (b) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a material lien upon its property or the property of any of its Subsidiaries; provided, however, neither the Company nor the Parent will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith. If a tenant or borrower of the Parent or any of its Subsidiaries fails to meet a contractual obligation to pay taxes, assessments or governmental charges related to property leased from or financed by the Parent or any of its Subsidiaries, it will not constitute a violation if the Parent pays or discharges or causes to be paid or discharged any such tax, assessment or charge promptly following its actual awareness of such failure.

Section 6.5     Provision of Financial Information.

The Parent shall, so long as any Notes are outstanding, deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Parent is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. For so long as the Notes are outstanding, if at any time the Parent is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Parent will, at its option, either (1) post on a publicly available website, (2) post on

IntraLinks or any comparable password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”) or (3) deliver to the Trustee and the Holders of the Notes, in each case, within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the quarterly and audited annual financial statements and accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q, respectively, had the Parent been subject to such Exchange Act reporting requirements. The Trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. If the Parent elects to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to Holders, beneficial owners of and bona fide potential investors in the Notes.

Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 6.5; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive or actual notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.6     Maintenance of Properties.

The Parent will cause all of its material properties used or useful in the conduct of the Parent’s business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the Parent’s and its Subsidiaries’ material properties, all as in the Parent’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Parent and its Subsidiaries will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in the Parent’s or such Subsidiary’s best interests, (2) discontinuing maintenance or operation of any property if, in the Parent’s or such Subsidiary’s reasonable judgment, doing so is in the Parent’s or such Subsidiary’s best interest and is not disadvantageous in any material respect to the Holders of the Notes or (3) selling or otherwise disposing for value the Parent’s or its Subsidiaries’ properties in the ordinary course of business.

Section 6.7     Insurance.

The Parent will, and will cause each of its Subsidiaries to, maintain (either directly or indirectly by causing its tenants to maintain), with responsible companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations in accordance with prevailing market conditions and availability.

Section 6.8     Subsidiary Guarantors.

Following the date of this First Supplemental Indenture, the Parent shall cause each of its Subsidiaries (other than the Company, the General Partner and IH Merger Sub) if, and for so long as, such Subsidiary, directly or indirectly, guarantees or otherwise becomes obligated in respect of Triggering Indebtedness, to, jointly and severally with the Parent Guarantors and any other Subsidiary of the Parent that guarantees the Notes, fully and unconditionally guarantee the Company’s obligations under the Notes, including the due and punctual payment of principal of and interest on the Notes, whether at Stated Maturity, upon acceleration, call for redemption or otherwise, by executing and delivering a supplemental indenture to the Indenture, substantially in the form set forth as Exhibit B hereto, and a Notation of Guarantee, attached as Exhibit A to the Base Indenture, that provides for the Guarantee within thirty calendar days and to affix such Notation of Guarantee to the Notes and, pursuant to such supplemental indenture and Notation of Guarantee, such Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article V of this First Supplemental Indenture (each such Subsidiary, unless and until such time such Subsidiary is released from its obligations under the Indenture and its Guarantee in accordance with the terms of the Indenture, a “Subsidiary Guarantor”).

ARTICLE VII.

DEFAULTS AND REMEDIES

Sections 7.1 and 7.2 hereof shall replace Sections 6.1 and 6.2 of the Base Indenture with respect to the Notes only.

Section 7.1    Events of Default.

“Event of Default,” wherever used herein or in the Base Indenture with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default for 30 days in the payment of any installment of interest under the Notes;

(b)	default in the payment of the principal amount or any other portion of the Redemption Price due with respect to the Notes, when the same becomes due and payable;

(c)

failure by the Company or any Guarantor to comply with any of the Company’s or any Guarantor’s respective other agreements in the Notes, the Note Guarantee or the Indenture with respect to the Notes upon receipt by the Company of notice of such default by the Trustee or by Holders of not less than 25% in principal amount of the Notes then outstanding and the Company’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

(d)

failure to pay any Debt (other than Non-Recourse Debt) for monies borrowed by the Company, the Parent or any of their respective Significant Subsidiaries in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which Debt (other than Non-Recourse Debt) is, or has become, the primary obligation of the Company or the Parent and is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Company from the Trustee (or to the Company and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes);

(e)

the Note Guarantee of any Guarantor ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or a Guarantor denies or disaffirms its obligations under the Indenture or the Note Guarantee, except by reason of the release of such Note Guarantee in accordance with provisions of the Indenture; or

(f)	the Company, any Parent Guarantor or any of their respective Significant Subsidiaries pursuant to or under or within the meaning of any Bankruptcy Law:

(i)

commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Company, such Parent Guarantor or any such Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Parent Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, such Parent Guarantor or any such Significant Subsidiary; or

(ii)

consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, such Parent Guarantor or any such Significant Subsidiary; or

(iii)	consents to the appointment of a custodian of it or for all or substantially of its property; or

(iv)	makes a general assignment for the benefit of creditors; or

(g)

an involuntary case or other proceeding shall be commenced against the Company, any Parent Guarantor or any of their respective Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company, such Parent Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, such Parent Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, such Parent Guarantor or any such Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(h)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company, any Parent Guarantor or any of their respective Significant Subsidiaries in an involuntary case or proceeding;

(ii)

appoints a trustee, receiver, liquidator, custodian or other similar official of the Company, any Parent Guarantor or any such Significant Subsidiary or any substantial part of the property of the Company, such Parent Guarantor or any such Significant Subsidiary; or

(iii)

orders the liquidation of the Company, any Parent Guarantor or any such Significant Subsidiary, in each case in this clause (h), the order or decree remains unstayed and in effect for thirty (30) calendar days.

The term “Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

Section 7.2    Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing (other than an Event of Default referred to in Sections 7.1(f), 7.1(g) or 7.1(h) with respect to the Company or any Parent Guarantor, which shall result in an automatic acceleration), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 7.1(f), 7.1(g) or 7.1(h) shall occur with respect to the Company or any Parent Guarantor, the principal amount of and accrued and unpaid interest, if any, on all outstanding Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after the principal amount of and premium, if any, and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of at least a majority in aggregate principal amount of the Notes then outstanding on behalf of the Holders of all of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.13 of the Base Indenture, if: (a) the Company or the Parent has deposited with the Trustee all required payments of the principal of, and premium, if any, and interest on, the Notes, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.7 of the Base Indenture; and (b) all Events of Default, other than the non-payment of accelerated principal of, or premium, if any, and interest on, the Notes that have become due solely because of such acceleration, have been cured or waived. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.3 of the Base Indenture and the steps to be taken to cure such Event of Default.

ARTICLE VIII.

AMENDMENTS AND WAIVERS

Sections 8.1 and 8.2 hereof shall replace Sections 9.1, 9.2 and 9.3 of the Base Indenture with respect to the Notes only.

Section 8.1    Without Consent of Holders.

The Company, when authorized by resolutions of the Board of Directors of the Parent, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental without the consent of the Holders of the Notes hereto for one or more of the following purposes:

(a)    to cure any ambiguity, defect or inconsistency in the Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(b)    to evidence a successor to the Company as obligor or to any Guarantor as guarantor under the Indenture with respect to the Notes;

(c)    to make any change that does not adversely affect the interests of the Holders of any Notes then outstanding;

(d)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(e)    to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(f)    to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(g)    to reflect the release of any Guarantor, as guarantor, in accordance with the Indenture;

(h)    to secure the Notes;

(i)    to add guarantors with respect to the Notes; and

(j)    to conform the text of the Indenture, any Guarantee or the Notes to any provision of the description thereof set forth under the captions “Description of Notes” and “Description of Debt Securities” in the prospectus supplement relating to the Notes.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors of the Parent certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 8.2.

Section 8.2    With Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, each Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Note so affected:

(a)    reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(b)    reduce the rate of or extend the time for payment of interest (including Defaulted Interest) on the Notes;

(c)    reduce the principal of, or premium, if any, on, or change the Stated Maturity of, the Notes;

(d)    waive a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)    make the principal of, or premium, if any, or interest on, the Notes payable in any currency other than that stated in the Notes;

(f)    make any change in Section 6.8 of the Base Indenture, 6.13 of the Base Indenture or Section 8.2(f) of this First Supplemental Indenture (this sentence);

(g)    waive a redemption payment with respect to the Notes; or

(h)    release any Guarantor as a guarantor of the Notes other than as provided in the Indenture or modify the Note Guarantee in any manner adverse to the Holders.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors of the Parent certified by the corresponding Secretary or Assistant Secretary, authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of an Officers’ Certificate certifying receipt of the requisite consent of Holders as aforesaid, upon which the Trustee shall be entitled to conclusively rely, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture. In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by the Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel or an Officers’ Certificate or both stating that the execution of such supplemental indenture is authorized or permitted by the Indenture, that all conditions precedent to the execution of such supplemental indenture have been complied with, and that the supplemental indenture is a legal, valid and binding obligation of the Company and the Guarantors as applicable, enforceable against it in accordance with its terms.

It shall not be necessary for the consent of the Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

ARTICLE IX.

MEETINGS OF HOLDERS OF NOTES

Section 9.1    Purposes for Which Meetings May Be Called.

A meeting of Holders may be called at any time and from time to time pursuant to this Article IX to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by the Indenture to be made, given or taken by Holders.

Section 9.2    Call, Notice and Place of Meetings.

(a)    The Trustee may at any time call a meeting of Holders for any purpose specified in Section 9.1, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 10.2 of the Base Indenture, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)    In case at any time the Company, the Parent or the Holders of at least 10% in principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company, the Parent, if applicable, or the Holders in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section 9.2.

Section 9.3    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders, a person shall be (a) a Holder of one or more outstanding Notes, or (b) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders; provided, that none of the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or any other obligor upon the Notes shall be entitled to vote at any meeting of Holders or be counted for purposes of determining a quorum at any such meeting in respect of any Notes owned by such persons. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of any Guarantor and its counsel and any representatives of the Company and its counsel.

Section 9.4    Quorum; Action.

The persons entitled to vote at least a majority in principal amount of the outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the outstanding Notes, the persons holding or representing the specified percentage in principal amount of the outstanding Notes will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes which shall constitute a quorum.

Except as limited by the proviso to Section 8.2, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of at least a majority in principal amount of the outstanding Notes; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes. Any such resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section 9.4 shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting.

Section 9.5    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)    Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)    The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.2(b), in which case the Company, any Guarantor or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting.

(c)    At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d)    Any meeting of Holders duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 9.6    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and the Guarantors, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X.

MISCELLANEOUS PROVISIONS

Section 10.1    Evidence of Compliance with Conditions Precedent, Certificates to Trustee.

This Section 10.1 shall replace Sections 10.4 and 10.5 of the Base Indenture with respect to the Notes only.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of the Indenture, the Company shall furnish to the Trustee an Officers’ Certificate in a form reasonably acceptable to the Trustee stating that all covenants and conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with, and an Opinion of Counsel in a form reasonably acceptable to the Trustee stating that, in the opinion of such counsel, all such covenants and conditions precedent have been complied with. The Officers’ Certificate or Opinion of Counsel provided for in the Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include: (1) a statement that the person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such Officers’ Certificate or Opinion of Counsel is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 10.2    No Recourse Against Others.

This Section 10.2 shall replace Section 10.8 of the Base Indenture with respect to the Notes only.

Except as otherwise expressly provided in Article V of this First Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article IV) or premium, if any, or interest on any Note or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this First Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, stockholder or limited partner (past or present), as such, of the Company or any Guarantor and such parties shall not have any liability for any obligations of the Company under the Notes, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 10.3    Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this First Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 10.4    Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE NOTE GUARANTEE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 10.5    Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this First Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National

Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this First Supplemental Indenture to the contrary notwithstanding, (a) any Officers’ Certificate, Company Order, Opinion of Counsel, Note, Note Guarantee, opinion of counsel, instrument, agreement or other document delivered pursuant to this First Supplemental Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, (b) all references in Section 2.3 of the Base Indenture, Section 5.2 of this First Supplemental Indenture or elsewhere in the Indenture to the execution, attestation or authentication of any Note, any Guarantee endorsed on any Note, or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats, and (c) any requirement in this Indenture that any signature be made under a corporate seal (or facsimile thereof) shall not be applicable to the Notes or any Note Guarantees. The Company agrees to assume all risks arising out of the use of using digital signatures, including without limitation the risk of the Trustee acting on unauthorized instructions.

Section 10.6    Successors.

All agreements of the Company and each Guarantor in this First Supplemental Indenture and the Notes shall bind their respective successors.

All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

Section 10.7    Severability.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.8    Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.9    Ratifications.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 10.10    Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 10.11    The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in TIA Section 311(b), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and the Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

Invitation Homes Operating Partnership LP, as the Company

By:	Invitation Homes OP GP LLC, its sole general partner

By:	/s/ Kimberly K. Norrell
	Name:	Kimberly K. Norrell
	Title:	Executive Vice President and Chief Accounting Officer

Invitation Homes Inc., as Guarantor

By:	/s/ Kimberly K. Norrell
	Name:	Kimberly K. Norrell
	Title:	Executive Vice President and Chief Accounting Officer

Invitation Homes OP GP LLC, as Guarantor

By:	/s/ Kimberly K. Norrell
	Name:	Kimberly K. Norrell
	Title:	Executive Vice President and Chief Accounting Officer

IH Merger Sub, LLC, as Guarantor

By:	/s/ Kimberly K. Norrell
	Name:	Kimberly K. Norrell
	Title:	Executive Vice President and Chief Accounting Officer

U.S. Bank National Association, as the Trustee

By:	/s/ Michael K. Herberger
	Name:	Michael K. Herberger
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

INVITATION HOMES OPERATING PARTNERSHIP LP

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE FIRST SUPPLEMENTAL INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF INVITATION HOMES OPERATING PARTNERSHIP LP (THE “COMPANY”) AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INVITATION HOMES OPERATING PARTNERSHIP LP

2.000% SENIOR NOTES DUE 2031

Certificate No. [                    ]

CUSIP No.: [                    ]

ISIN: [                    ]

$[        ]

Exhibit A-1

Invitation Homes Operating Partnership LP, a Delaware limited partnership (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [                    ] MILLION DOLLARS ($[        ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on August 15, 2031 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2022, to the Holder in whose name the Note is registered in the security register on the preceding February 1 or August 1, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the security register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

Exhibit A-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [            ], 20[    ]

INVITATION HOMES OPERATING PARTNERSHIP LP

By: Invitation Homes OP GP LLC, its sole general partner

By:
Name:
Title:

Exhibit A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated: [            ], 20[    ]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit A-4

[FORM OF REVERSE SIDE OF NOTE]

INVITATION HOMES OPERATING PARTNERSHIP LP

2.000% SENIOR NOTES DUE 2031

This Note is one of a duly authorized issue of Securities of the Company, designated as its 2.000% Senior Notes due 2031 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of August 6, 2021 (herein called the “Base Indenture”), among the Company, the Parent Guarantors and U.S. Bank National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 6, 2021 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Parent Guarantors and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default referred to in Sections 7.1(f), 7.1(g) or 7.1(h) of the First Supplemental Indenture with respect to the Company or any Parent Guarantor, which shall result in an automatic acceleration) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Sections 7.1(f), 7.1(g) or 7.1(h) of the First Supplemental Indenture occurs with respect to the Company or any Parent Guarantor, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 8.2 of the First Supplemental Indenture. Subject to the provisions of the Indenture, the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Exhibit A-5

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Article IV of the First Supplemental Indenture.

The Notes are not subject to redemption through the operation of any sinking fund.

The obligations of the Guarantors to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XII of the Base Indenture as amended by Article V of the First Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as otherwise expressly provided in Article V of the First Supplemental Indenture, no recourse for the payment of the principal of (including the Redemption Price (as defined in Section 4.1 of the First Supplemental Indenture) upon redemption pursuant to Article IV of the First Supplemental Indenture) or premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any director, officer, employee, stockholder or limited partner (past or present), as such, of the Company or any Guarantor and such parties shall not have any liability for any obligations of the Company under this Note, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

Exhibit A-6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-7

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This Schedule should be included only if the Note is issued in global form.

Exhibit A-8

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE TO BE ENTERED INTO BY SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of              , 20    , among                      (the “Guaranteeing Subsidiary”) and a Subsidiary of the Parent (as defined below), Invitation Homes Inc., a Maryland corporation (the “Parent”), Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Company”), Invitation Homes OP GP LLC, a Delaware limited liability company (the “General Partner”), IH Merger Sub, LLC, a Delaware limited liability company (“IH Merger Sub” and, together with the Parent and the General Partner, the “Parent Guarantors”), and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Parent Guarantors and the Trustee have heretofore entered into an Indenture dated as of August 6, 2021 (the “Base Indenture”) providing for the issuance from time to time of Securities in one or more Series;

WHEREAS, the Company, the Parent Guarantors and the Trustee have heretofore entered into a First Supplemental Indenture dated as of August 6, 2021 (the “First Supplemental Indenture”), amending and supplementing the Base Indenture and establishing a Series of Securities designated as the Company’s “2.000% Senior Notes due 2031” (the “Notes”);”

WHEREAS, the Base Indenture, as amended and supplemented by the First Supplemental Indenture, provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and Notation of Guarantee pursuant to which the Guaranteeing Subsidiary shall fully and unconditionally guarantee all of the Company’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article V of the First Supplemental Indenture;

WHEREAS, the Base Indenture as supplemented by the First Supplemental Indenture, and as further supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, is referred to herein as the “Indenture;” and

WHEREAS, pursuant to Section 8.1 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

Exhibit B-1

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

ARTICLE I.

RELATION TO INDENTURE; DEFINITIONS

Section 1.1    Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.2    Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

Section 1.3    General References.

Unless otherwise specified or unless the context otherwise requires, (1) all references in this Supplemental Indenture to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture and (2) the terms “herein,” “hereof,” “hereunder” and any other word of similar import refer to this Supplemental Indenture.

ARTICLE II.

SUBSIDIARY GUARANTEE

Section 2.1    Agreement to Guarantee.

The Guaranteeing Subsidiary hereby fully and unconditionally guarantees all of the Company’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, including without limitation in Article V of the First Supplemental Indenture, and the Notation of Guarantee.

ARTICLE III.

MISCELLANEOUS

Section 3.1    Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, the Parent Guarantors and the Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or any Guarantee or the proper authorization or the due execution hereof or thereof by the Company or any Parent Guarantor.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Indenture.

Exhibit B-2

Section 3.2    Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture, as heretofore amended and supplemented, is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture, in the manner and to the extent herein and therein provided.

Section 3.3    Governing Law.

THIS SUPPLEMENTAL INDENTURE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, FIRST SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.4    Counterparts.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.5    Effect of Headings.

The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

Exhibit B-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

[Name of Guaranteeing Subsidiary]

By:
Name:
Title:

Invitation Homes Operating Partnership LP, as the Company

By:	Invitation Homes OP GP LLC, its sole general partner

By:
Name:
Title:

Invitation Homes Inc., as Guarantor

By:
Name:
Title:

Invitation Homes OP GP LLC, as Guarantor

By:
Name:
Title:

IH Merger Sub, LLC, as Guarantor

By:
Name:
Title:

Exhibit B-4

U.S. Bank National Association, as the Trustee

By:
Name:
Title:

Exhibit B-5